EXHIBIT 10.3

                            COMPENSATORY ARRANGEMENTS


Compensatory Arrangement with the Board of Directors
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Effective May 27, 2004, non-employee board members receive an annual retainer of $16,000 paid in quarterly increments. Audit committee members receive an additional $6,500 and the Chairman of the Audit Committee receives $9,000 in addition to his audit committee compensation. Each director receives a grant of 10,000 CompuDyne (CDCY) non-qualified stock options upon his or her initial election as a director, 5,000 of which vest after two years and the remaining 5,000 vest after three years. An annual grant of 10,000 CompuDyne (CDCY) non-qualified stock options is granted to each Director thereafter; 5,000 of the options vest after two years and the remaining 5,000 vest after three years. The grant price of the options is equal to the fair market value of the common stock on the date of grant.

Compensatory Arrangements with Certain Named Executive Officers
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The following named executive officers of the Registrant (as of the Registrant's 2004 Proxy Statement) do not have employment agreements with the Registrant and, accordingly, their employment with the Registrant is "at will." For the Registrant's 2005 fiscal year, the current annual base salary for each named executive below is the following:


           Name and Title                                                             Fiscal 2005 Salary
           --------------                                                             ------------------

           Martin A. Roenigk, Chairman, President and Chief Executive Officer                $   275,000

           Geoffrey F. Feidelberg, Chief Financial Officer and Treasurer                     $   275,000

           Maurice Boukelif, Chief Operating Officer                                         $   230,000

           Philip M. Blackmon, President of Quanta Systems, Inc.                             $   140,000

           William C. Rock, V.P. Accounting, Corporate Controller and Secretary              $   143,000

           Gary Mangus, President of Institutional Security Systems                          $   180,000

           Bradley Wiggins, President of Attack Protection                                   $   200,000

The annual base salaries are subject to adjustment pursuant to the Registrant's employee compensation policies in effect from time to time. Each executive officer is eligible to receive a bonus and other employee benefits pursuant to the Registrant's employee benefit plans.